UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2012

GENESIS BIOPHARMA, INC
(EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

NEVADA	000-53172	75-3254381
(STATE OR OTHER JURISDICTION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER
OF INCORPORATION)		IDENTIFICATION)

11500 Olympic Boulevard, Suite 400, Los Angeles CA 90064

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (866) 963-2220

N/A

(Former name or former address, if changed since last report)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATOIN UNDER AN UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Effective April 5, 2012, the Company issued two (2) twelve (12%) percent promissory notes in the aggregate amount of $250,000 (each a “Promissory Note”) that mature upon the earlier of a sale of $1,000,000 or more of the Company’s securities or May 4, 2012 (the “Maturity Date”). In the event the Company fails to repay the Promissory Notes by the Maturity Date, the Promissory Notes shall thereafter bear interest at a rate of eighteen (18%) percent until paid in full. The Promissory Notes may be prepaid by the Company at any time if paid in full. Specifically, the Company issued Ayer Capital Partners Master Fund L.P. a Promissory Note in the principal sum of $245,000 and Ayer Capital Partners Kestrel Fund L.P. a Promissory Note in the principal sum of $5,000. Ayer Capital Partners Master Fund L.P. currently owns $2,706,146 of the Company’s Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes and Ayer Capital Partners Kestrel Fund L.P. currently owns $76,324 of the Company’s Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes. The Company used the funds from the issuance of the Promissory Notes to pay its March 8, 2012 installment payment under its Cooperative Research and Development Agreement (CRADA) with the National Institutes of Health and the National Cancer Institute.

The foregoing description of the Promissory Notes does not purport to be complete and is qualified in its entirety by the form of the Promissory Notes attached hereto as Exhibit 10.1 and 10.2 which are incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

Exhibit No.	Description

10.1	Form of two hundred and forty five thousand ($245,000) dollar 12% Promissory Note issued by the Company to Ayer Capital Partners Master Fund, L.P. effective April 5, 2012.

10.2	Form of five thousand ($5,000) dollar 12% Promissory Note issued by the Company to Ayer Capital Partners Kestrel Fund, L.P. effective April 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS BIOPHARMA, INC.

Date: April 10, 2012
	By:	/s/ Anthony J. Cataldo
Anthony J. Cataldo, Chief Executive
Officer and President